UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2011

Carbon 612 Corporation

(Exact name of Registrant as specified in its charter)

Delaware	000-53882	26-3674846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Commerce Drive, Farmingdale, NY	11735
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (631) 249-0024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.

Unregistered Sales of Equity Securities.

On December 30, 2011 (the “Effective Date”), Carbon 612 Corporation (the “Company”) entered into a Capital Contribution Agreement with Clear Skies Solar, Inc. (“CSS”) pursuant to which the Company has agreed to issue to CSS one million fifty thousand shares of its $.001 par value common stock (as adjusted to reflect a 1 for 3 reverse split of the Company's outstanding common stock effective on January 11, 2012) in full satisfaction of $315,000 of the debt owed to CSS by the Company.

The shares issued pursuant to the foregoing agreement will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Sections 4(2).  An appropriate restrictive legend was affixed to the share certificates.

The above disclosure is qualified by reference to the Capital Contribution Agreement as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Capital Contribution Agreement, dated December 30, 2011, between the Company and CSS.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carbon 612 Corporation

Dated:  January 25, 2012

By:  /s/ Robert Dockweiler

Robert Dockweiler,

President and CEO

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